Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260568

PROSPECTUS SUPPLEMENT NO. 21

(To the Prospectus dated April 6, 2022)

UP TO 15,660,417 SHARES OF COMMON STOCK

AND

UP TO 89,627,117 SHARES OF COMMON STOCK

UP TO 6,316,667 REDEEMABLE WARRANTS

OFFERED BY THE SELLING SECURITY HOLDERS

OF

LEGACY EJY, INC.

This prospectus supplement supplements the prospectus, dated April 6, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-260568). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of an aggregate of up to 15,660,417 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,316,667 shares of Common Stock that are issuable upon the exercise of 6,316,667 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of Marquee Raine Acquisition Corp., a Cayman Islands exempted company (“MRAC” and, after the Domestication, “Enjoy Technology, Inc.” and, as of August 31, 2022, “Legacy EJY, Inc.”) by the holders thereof and (ii) up to 9,343,750 shares of Common Stock that are issuable upon the exercise of 9,343,750 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of MRAC by the holders thereof.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of (i) up to 89,627,117 shares of Common Stock, consisting of (a) up to 8,000,000 PIPE Shares (as defined in the Prospectus), (b) up to 9,343,750 sponsor shares (including 2,201,250 Sponsor Earnout Shares (as defined in the Prospectus)), (c) up to 6,316,667 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, (d) 5,500,906 shares of Common Stock issued pursuant to the Backstop Agreement (as defined in the Prospectus), (e) 450,000 shares of Common Stock issued pursuant to the Equity Fee Agreement (as defined in the Prospectus) and (f) up to 60,015,794 shares of Common Stock pursuant to the Registration Rights Agreement (as defined in the Prospectus), and (ii) up to 6,316,667 Private Placement Warrants.

The Common Stock and Warrants are traded on OTC Markets (“OTC”), under the ticker symbol “ENJYQ” for the Common Stock and “ENJWQ” for the Warrants. Prior to the Domestication, MRAC’s Class A ordinary shares, par value $0.0001 per share (the “MRAC Class A ordinary shares”) and warrants to purchase MRAC Class A ordinary shares (the “MRAC Warrants”) traded under the ticker symbols “MRAC”, and “MRACW”, respectively, on Nasdaq. On November 29, 2022, the closing sale price of our Common Stock as reported by OTC was $0.01 per share and the closing price of our Warrants was $0.002 per warrant.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

Investing in shares of our Common Stock or Warrants involves risks that are described in the “Risk Factors” section beginning on page 10 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or the Prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 30, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022

Legacy EJY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJYQ	*
Warrants to purchase common stock	ENJYWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 11, 2022 under the symbols “ENJYQ” and “ENJWQ”, respectively.

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2022, on June 30, 2022, Legacy EJY Inc. (f/k/a/ “Enjoy Technology, Inc.”) (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (and the cases commenced thereby, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re Legacy EJY Inc., et al., Case No. 22-10580 (JKS).”

On November 21, 2022, the Company filed a monthly operating report for the month ending October 31, 2022 (the “October Monthly Operating Report”) with the Bankruptcy Court.

A copy of the October Monthly Operating is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The October Monthly Operating Report (together with the monthly operating reports for prior periods, the “Monthly Operating Reports”) and other filings with the Bankruptcy Court related to the Chapter 11 Cases are available electronically at http://cases.stretto.com/EnjoyTechnology. This website address contains third-party content and is provided for convenience only. Third-party content is the responsibility of the third party, and the Company disclaims liability for such content.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Company. The Company prepared the Monthly Operating Reports solely for purposes of complying with the monthly operating requirements applicable in the Debtors’ Chapter 11 Cases. The financial information contained in the Monthly Operating Reports is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Monthly Operating Reports should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Company, as the results of operations contained in the Monthly Operating Reports are not necessarily indicative of results which may be expected from any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. These unaudited financial statements were prepared using certain assumptions and estimates. These assumptions and estimates are subject to revision. Further, the amounts shown in these statements may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are being furnished, and are not deemed to be filed:

Exhibit No.

99.1	Chapter 11 Monthly Operating Report for the Month Ending: 10/31/2022 Filed by Legacy EJY, Inc. filed with the United States Bankruptcy Court for the District of Delaware

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy EJY, Inc.

Dated: November 30, 2022

	By:	/s/ Tiffany N. Meriweather
Tiffany N. Meriweather
Chief Legal Officer and Corporate Secretary

Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

             DISTRICT OF Delaware

In Re. Legacy EJY, Inc.	§	Case No. 22-10580
§
	§	Lead Case No. 22-10580
Debtor(s)	§
☒ Jointly Administered

Monthly Operating Report			Chapter 11

Reporting Period Ended: 10/31/2022	Petition Date: 06/30/2022

Months Pending: 4	Industry Classification:	5	4	1	9

Reporting Method: Accrual Basis ☒	Cash Basis ☐

Debtor’s Full-Time Employees (current):	0

Debtor’s Full-Time Employees (as of date of order for relief):	0

Supporting Documentation (check all that are attached):

(For jointly administered debtors, any required schedules must be provided on a non-consolidated basis for each debtor)

☒	Statement of cash receipts and disbursements

☒	Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit

☒	Statement of operations (profit or loss statement)

☐	Accounts receivable aging

☐	Postpetition liabilities aging

☐	Statement of capital assets

☐	Schedule of payments to professionals

☐	Schedule of payments to insiders

☒	All bank statements and bank reconciliations for the reporting period

☒	Description of the assets sold or transferred and the terms of the sale or transfer

/s/ Brendan J. Schlauch	Richards, Layton & Finger, P.A.
Signature of Responsible Party	Printed Name of Responsible Party

11/21/2022
Date	One Rodney Square 920 North King Street Wilmington, DE 19801
Address

STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R. § 1320.4(a)(2) applies.

UST Form 11-MOR (12/01/2021)

1

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 1: Cash Receipts and Disbursements	Current Month	Cumulative
a. Cash balance beginning of month	$0

b. Total receipts (net of transfers between accounts)	$0	$0

c. Total disbursements (net of transfers between accounts)	$0	$0

d. Cash balance end of month (a+b-c)	$0

e. Disbursements made by third party for the benefit of the estate	$0	$0

f. Total disbursements for quarterly fee calculation (c+e)	$0	$0

Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.)	Current Month
a. Accounts receivable (total net of allowance)	$0

b. Accounts receivable over 90 days outstanding (net of allowance)	$0

c. Inventory (Book ☒ Market ☐ Other ☐ (attach explanation))	$0

d. Total current assets	$0

e. Total assets	$173,711,480

f. Postpetition payables (excluding taxes)	$0

g. Postpetition payables past due (excluding taxes)	$0

h. Postpetition taxes payable	$0

i. Postpetition taxes past due	$0

j. Total postpetition debt (f+h)	$0

k. Prepetition secured debt	$0

l. Prepetition priority debt	$0

m. Prepetition unsecured debt	$156,604

n. Total liabilities (debt) (j+k+l+m)	$156,604

o. Ending equity/net worth (e-n)	$173,554,876

Part 3: Assets Sold or Transferred	Current Month	Cumulative
a. Total cash sales price for assets sold/transferred outside the ordinary course of business	$0	$0

b. Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business	$0	$0

c. Net cash proceeds from assets sold/transferred outside the ordinary course of business (a-b)	$0	$0

Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.)	Current Month	Cumulative
a. Gross income/sales (net of returns and allowances)	$0

b. Cost of goods sold (inclusive of depreciation, if applicable)	$0

c. Gross profit (a-b)	$0

d. Selling expenses	$0

e. General and administrative expenses	$0

f. Other expenses	$0

g. Depreciation and/or amortization (not included in 4b)	$0

h. Interest	$0

i. Taxes (local, state, and federal)	$0

j. Reorganization items	$0

k. Profit (loss)	$0	$0

UST Form 11-MOR (12/01/2021)	2

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 5: Professional Fees and Expenses

				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

a.	Debtor’s professional fees & expenses (bankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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UST Form 11-MOR (12/01/2021)	3

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

xxxvi

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UST Form 11-MOR (12/01/2021)	4

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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				Approved Current Month	Approved Cumulative	Paid Current Month	Paid Cumulative

b.	Debtor’s professional fees & expenses (nonbankruptcy) Aggregate Total

Itemized Breakdown by Firm

		Firm Name	Role

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ii

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UST Form 11-MOR (12/01/2021)	5

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

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UST Form 11-MOR (12/01/2021)	6

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

lvi

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UST Form 11-MOR (12/01/2021)	7

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

xcviii

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c

c.	All professional fees and expenses (debtor & committees)	$ 0	$ 0	$ 0	$ 0

Part 6: Postpetition Taxes	Current Month	Cumulative
a. Postpetition income taxes accrued (local, state, and federal)	$0	$0

b. Postpetition income taxes paid (local, state, and federal)	$0	$0

c. Postpetition employer payroll taxes accrued	$0	$0

d. Postpetition employer payroll taxes paid	$0	$0

e. Postpetition property taxes paid	$0	$0

f. Postpetition other taxes accrued (local, state, and federal)	$0	$0

g. Postpetition other taxes paid (local, state, and federal)	$0	$0

Part 7: Questionnaire—During this reporting period:

a. Were any payments made on prepetition debt? (if yes, see Instructions)	Yes ☐ No ☒

b. Were any payments made outside the ordinary course of business without court approval? (if yes, see Instructions)	Yes ☐ No ☒

c. Were any payments made to or on behalf of insiders?	Yes ☐ No ☒

d. Are you current on postpetition tax return filings?	Yes ☒ No ☐

e. Are you current on postpetition estimated tax payments?	Yes ☒ No ☐

f. Were all trust fund taxes remitted on a current basis?	Yes ☒ No ☐

g. Was there any postpetition borrowing, other than trade credit? (if yes, see Instructions)	Yes ☐ No ☒

h. Were all payments made to or on behalf of professionals approved by the court?	Yes ☐ No ☐ N/A ☒

i. Do you have: Worker’s compensation insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

Casualty/property insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

General liability insurance?	Yes ☒ No ☐

If yes, are your premiums current?	Yes ☒ No ☐ N/A ☐ (if no, see Instructions)

j. Has a plan of reorganization been filed with the court?	Yes ☒ No ☐

k. Has a disclosure statement been filed with the court?	Yes ☒ No ☐

l. Are you current with quarterly U.S. Trustee fees as set forth under 28 U.S.C. § 1930	Yes ☒ No ☐

UST Form 11-MOR (12/01/2021)	8

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Part 8: Individual Chapter 11 Debtors (Only)

a. Gross income (receipts) from salary and wages	$0

b. Gross income (receipts) from self-employment	$0

c. Gross income from all other sources	$0

d. Total income in the reporting period (a+b+c)	$0

e. Payroll deductions	$0

f. Self-employment related expenses	$0

g. Living expenses	$0

h. All other expenses	$0

i. Total expenses in the reporting period (e+f+g+h)	$0

j. Difference between total income and total expenses (d-i)	$0

k. List the total amount of all postpetition debts that are past due	$0

l. Are you required to pay any Domestic Support Obligations as defined by 11 U.S.C § 101(14A)? m. If yes, have you made all Domestic Support Obligation payments?	Yes ☐ No ☒ Yes ☐ No ☐ N/A ☒

Privacy Act Statement

28 U.S.C. § 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. §§ 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. § 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor’s progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee’s or examiner’s duties or to the appropriate federal, state, local, regulatory, tribal, or foreign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee’s systems of records notice, UST-001, “Bankruptcy Case Files and Associated Records.” See 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http:// www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. § 1112(b)(4)(F).

I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate.

/s/ Todd A. Zoha	Todd A. Zoha
Signature of Responsible Party	Printed Name of Responsible Party

Chief Financial Officer	11/21/2022
Title	Date

UST Form 11-MOR (12/01/2021)	9

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

PageOnePartOne

PageOnePartTwo

PageTwoPartOne

PageTwoPartTwo

UST Form 11-MOR (12/01/2021)	10

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

Bankruptcy1to50

Bankruptcy51to100

NonBankruptcy1to50

NonBankruptcy51to100

UST Form 11-MOR (12/01/2021)	11

Debtor’s Name Legacy EJY, Inc.	Case No. 22-10580

PageThree

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UST Form 11-MOR (12/01/2021)	12

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: LEGACY EJY, INC. (F/K/A ENJOY TECHNOLOGY, INC.), et al,[1] Debtors.	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 22-10580 (JKS) (Jointly Administered)

GLOBAL NOTES AND STATEMENT OF LIMITATIONS,

METHODOLOGY AND DISCLAIMERS REGARDING

OCTOBER 31, 2022 MONTHLY OPERATING REPORT

The debtors and debtors in possession (the “Debtors”) in the above-captioned jointly administered chapter 11 cases (the “Chapter 11 Cases”) have prepared and filed the attached October 31, 2022 Monthly Operating Report (the “MOR”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have prepared the MOR with the assistance of their advisors and professionals solely for the purpose of complying with the reporting requirements applicable in the Chapter 11 Cases and is in a format consistent with the instructions provided by the Office of the United States Trustee for the District of Delaware. The financial information contained herein is unaudited, limited in scope, and is not prepared in accordance with accounting principles generally accepted in the United States of America nor in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder.

In preparing the MOR, the Debtors relied on financial data available from the limited books and records available to them at the time of such preparation, as well certain filings from the docket in the chapter 11 cases. Although the Debtors made commercially reasonable efforts to ensure the accuracy and completeness of the MOR, inadvertent errors or omissions may exist.2 For the avoidance of doubt, the Debtors hereby reserves its rights to amend and supplement the MOR as may be necessary or appropriate.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number include: Legacy EJY, Inc. (6891); Legacy EJY Operating Corp. (4543); Legacy EJY Subsidiary LLC (0230). The location of the Debtors’ service address in these chapter 11 cases is 1209 Orange Street, Wilmington, DE 19801.

[2]	The Debtors, and their agents, advisors, attorneys, and other professionals, as applicable, do not guarantee or warrant the accuracy or completeness of the data that is provided in the MOR.

1

Each signatory to the MOR has necessarily relied upon the efforts, statements, advice, and representations of personnel of the Debtors and their advisors and professionals. Each signatory has not (and could not have) personally verified the accuracy of each such statement, representation, and answer contained in the MOR.

Part 1: Cash Receipts and Disbursements. The MOR presents the Debtors’ receipts and disbursements for the period from October 1, 2022 through October 31, 2022.

Disbursements reported for the period also include $71,175.31 paid to Stretto, the Debtors’ claims and notice agent.

These payments are also included on the Attached Statement of Cash Receipts and Disbursement under the line item for Other Operating Disbursements.

Part 2: Asset and Liability Status. The amounts identified in Part 2 of the MOR are derived from the Debtors’ unaudited and estimated Balance Sheets as of October 31, 2022 and the Debtors’ Schedules of Assets and Liabilities filed on July 28, 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 3: Assets Sold or Transferred.

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.3

All cash receipts and disbursements related to the sale are included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements included herein in the Debtors August 31, 2022 Monthly Operating Report.

[3]

Please refer to the notes above for information about presentation and limitations that may exist in the MOR as purchase accounting entries and adjustments associated with the sale transaction have not been finalized at the time of this report.

2

Part 4: Income Statement (Statement of Operations). This MOR presents the Debtors’ best estimates of their Statements of Operations for the period from October 1, 2022 through October 31, 2022. Please refer to the notes above for information about presentation and limitations that may exist in the MOR.

Part 5: Professional Fees and Expenses. In addition to the professional firms individually listed in response to Sections A and B, the Debtors have included approved payments made during the October 2022 reporting period to (i.) Fox Rothschild LLP as Counsel to the Official Committee of Unsecured Creditors in the amount of $102,011.58 and (ii.) FTI Consulting, Inc. as Financial Advisor to the Official Committee of Unsecured Creditors in the amount of $134,591.45 under Section 3.

Part 6: Postpetition Taxes The Debtors collect, withhold, and incur sales, use, withholding, income, and property taxes, as well as other business and regulatory fees and assessments (collectively, the “Taxes and Fees”). The Debtors remit the Taxes and Fees to various federal, state, and local governments (collectively, the “Authorities”). The Debtors pay the Taxes and Fees to the Authorities on a periodic basis, remitting them monthly, semi-monthly, quarterly, semi-annually, or annually depending on the nature and incurrence of a particular Tax or Fee. On July 20, 2022, the Court entered an order [Docket No. 160] authorizing, but not directing, the Debtors to, among other things, pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. Debtors believe that they are current with respect to any outstanding, post-petition amounts due.

3

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al	Lead Case No:	22-10580
Statement of Cash Receipts and Disbursements - (Unaudited)	Reporting Period:	October 1 - 31, 2022

USD Actuals	Reporting Period	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC 10/1/2022 to 10/31/2022	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.) 10/1/2022 to 10/31/2022	Legacy EJY, Inc. (f/k/a Enjoy Technology Operating Corp.) 10/1/2022 to 10/31/2022
Receipts
Customer Receipts		0
Other Receipts		94,774	0	0

Total Receipts		$94,774	$0	$0

Operating Disbursements
Payroll		(659,494)	0	0
Rent		0	0	0
Vehicle		0	0	0
Taxes		0	0	0
Other Disbursements		(1,630,934)	0	0
Non—BAU:D&O Insurance		0	0	0

Total Operating Disbursements		($2,290,428)	$0	$0

Non— Operating Activity
Sales Proceeds		0	0	0
Net Debt Cash Flows		0	0	0
APA Sales Transaction Costs		0	0	0
Contract and Real Property Cure Costs		0	0	0
Restructuring Professionals		(7,338,217)	0	0
Canada I/C Funding		0	0	0
UK I/C Funding		0	0	0

Total Disbursements & Non—Op Activity		($9,628,645)	$0	$0

Net Cash Flow		$(9,533,870)	$0	$0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al	Lead Case No:	22-10580
Pro-Forma Balance Sheet as of October 31, 2022 - (Unaudited)	Reporting Period:	October 1 - 31, 2022

USD Actual	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY, Inc. (f/k/a Enjoy Technology Operating Corp.)
ASSETS
CURRENT ASSETS
111000-CASH AND CASH EQUIVALENTS	34,683,957	0	0

111100-OPERATING CHECKING—US	98,172	0	0
111200-OPERATING CHECKING	30,209,719	0	0
111800-Investments	0	0	0
111900-RESTRICTED CASH	4,376,067	0	0

112000-RECEIVABLES	210,476	0	0

112100-ACCOUNTS RECEIVABLE	210,476	0	0

114000-PREPAID, DEFERRED, AND OTHER ASSETS	6,339,461	173,711,480	0

114100-PREPAID EXPENSES	5,443,463	0	0
114200-OTHER ASSETS	864,568	0	0
114300-ACCRUED REVENUE	31,295	0	0
114600-INVESTMENT AND OTHER ASSETS	135	173,711,480	0
114700-INTERCOMPANY RECEIVABLES	0	0	0

TOTAL CURRENT ASSETS	41,233,894	173,711,480	0

NON-CURRENT ASSETS	34,683,957

125000-PROPERTY, PLANT AND EQUIPMENT	9,515,925	0	0

125100-FIXED ASSETS—GROSS	15,853,193	0	0
125200-ACCUMULATED DEPRECIATION	(7,358,451)	0	0
125300-CAPITALIZED SOFTWARE	1,021,184	0	0

126000-INTANGIBLE ASSETS EXCLUDING GOODWILL	800,000	0	0

126100-INTANGIBLE ASSETS	800,000	0	0

127000-OTHER ASSETS LONG TERM	3,555,551	0	0

TOTAL NON-CURRENT ASSETS	13,871,477	0	0

TOTAL ASSETS	55,105,371	173,711,480	0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Balance Sheet as of October 31, 2022 - (Unaudited)	Reporting Period:	October 1 - 31, 2022

USD Actual	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY, Inc. (f/k/a Enjoy Technology Operating Corp.)
LIABILITIES
CURRENT LIABILITIES
211100-ACCOUNTS PAYABLE	2,716,087	0	0
211200-ACCRUED LIABILITIES	3,559,418	0	0
211300-EMPLOYEE-RELATED LIABILITIES	1,512,226	0	0
211400-TAXES PAYABLE	(38,519)	0	0
212000-DEBT AND CAPITAL LEASE OBLIGATIONS	0	0	0
213000-DEFERRED REVENUE AND CREDITS	699,395	0	0
215000-LIABILITIES AND OTHER DEBT	15,342,008	0	0
216000-RELATED PARTY LIABILITIES	0	0	0

TOTAL CURRENT LIABILITIES	23,790,615	0	0

NON-CURRENT LIABILITIES
220000-OTHER LIABILITIES (LONG-TERM PORTION)	33,120,478	156,604	0

TOTAL NON-CURRENT LIABILITIES	33,120,478	156,604	0

TOTAL LIABILITIES	56,911,093	156,604	0

SHAREHOLDERS’ EQUITY	770,996,279
310000-PAID-IN CAPITAL	(669,165,070)	150,220,855	0
320000-RETAINED EARNINGS	(103,636,933)	16,913,250	0
NET INCOME	(1,805,723)	6,420,771	0

TOTAL SHAREHOLDERS’ EQUITY		173,554,876	0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	55,105,371	173,711,480	0

Note: Balance sheet above reflects pro-forma estimates (unaudited) of balance sheet accounts as of October 31, 2022.

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for October 2022 - (Unaudited)	Reporting Period:	October 1 - 31, 2022

USD Actual	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC)	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY (f/k/a Enjoy Technology Operating Corp.)
400000-REVENUE	379	0	0

420000-SERVICE SALES	379	0	0
421101-AT&T Service Revenue	379	0	0
421105-Apple Revenue Generated in AT&T Visits		0	0
421110-EE Base Fee Revenue	0	0	0
421111-BT Solution Revenue	0	0	0
421113-EE Solution Revenue	0	0	0
421114-BT Base Fee Revenue	0	0	0
421120-Rogers Service Revenue	0	0	0
421140-Apple Revenue	0	0	0
421910-Service Revenue Allowances & Discounts	0	0	0
421935-AT&T Chargeback Estimates	0	0	0
421936-AT&T Chargeback True Up	0	0	0
421945-Rogers Chargeback True Up	0	0	0
421950-Apple Rebate	0	0	0

500000-COST OF GOODS SOLD	0	0	0

510000-PRODUCT COST OF SALES	0	0	0
511100-PRODUCT COSTS OF SALES	0	0	0
511151-Gross Theft	0	0	0
511152-Gross Shrink, Damage	0	0	0

G59999-REVENUE	379	0	0

600000-OPERATING EXPENSE	3,188,190	0	0

610000-COMPENSATION	311,635	0	0
611000-SALARIES, WAGES, AND BENEFITS	175,226	0	0
611100-SALARIES	183,922	0	0
611110-Salaries and Wages	183,668	0	0
611115-Overtime and Doubletime	0	0	0
611120-Bonus Sign-on	0	0	0
611121-Bonus Performance	0	0	0
611122-Bonus Other	0	0	0
611190-Payroll Cell Phone Reimbursement	254	0	0
611200-PAYROLL TAXES	(8,696)	0	0
611210-Employer Payroll Taxes	(8,696)	0	0
611300-OTHER TIME OFF	0	0	0
611310-PTO Expense	0	0	0
612000-OTHER BENEFITS AND COMPENSATION	136,410	0	0
612100-HEALTH INSURANCE AND OTHER BENEFITS	136,410	0	0
612110-Health Insurance	(1,369)	0	0
612111-Stock based compensation	0	0	0
612200-Workers Comp	122,152	0	0
612600-Payroll Processing Fees	15,627	0	0
620000-FIELD COSTS	157,055	0	0
621000-FIELD RELATED TRANSPORTATION	156,165	0	0
621100-FLEET VEHICLES AND TRANSPORTATION	156,165	0	0
621110-ROU Fleet Vehicles -Lease Cost	0	0	0
621115-Fleet Vehicles -Insurance	143,526	0	0
621117-ROU Fleet Vehicle-Variable Lease Cost	0	0	0
621120-Fleet Vehicles -Bridge Rentals	0	0	0
621125-Fleet Vehicles -Repairs & Maintenance	0	0	0
621130-Fleet Vehicles -Fuel	0	0	0
621135-Fleet Vehicles -Accessories	12,639	0	0
621160-Tolls, Registration, Tag, Misc	0	0	0
621165-Vehicle Citations	0	0	0
621170-Mass transit /Ride Share	0	0	0
622000-FIELD COLLATERAL COSTS	0	0	0
622100-FIELD COLLATERAL COSTS	0	0	0
622110-Expert Phone Data	0	0	0
622130-Expert Apparel	0	0	0
622160-Background Checks	0	0	0
623000-OTHER FIELD COSTS	890	0	0
623100-OTHER FIELD COSTS	890	0	0
623110-Fulfillment Freight/Shipping	890	0	0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for October 2022 - (Unaudited)	Reporting Period:	October 1- 31, 2022

USD Actual	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC)	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY (f/k/a Enjoy Technology Operating Corp.)
630000-FACILITIES AND IT	158,685	0	0
631000-FACILITIES	(6,821)	0	0
631110-ROU Rent Expense-Real Estate Leases	0	0	0
631111-ROU Rent Expense-Non Real Estate Leases	0	0	0
631112-ROU Rent Expense-Short Term Leases	0	0	0
631113-ROU-Variable Lease Costs	0	0	0
631120-CAM and Related	0	0	0
631130-Utilities and related	(10,614)	0	0
631135-Repairs and Maintenance	(64)	0	0
631140-ROU Property taxes & Lease Related	1,498	0	0
631145-Non ROU Property taxes Non-Lease related	2,313	0	0
631150-Office supplies	(252)	0	0
631160-Telecom	0	0	0
631170-Kitchen Supplies and Rental	300	0	0
631175-Security and Monitoring	0	0	0
635000-IT HARDWARE AND SOFTWARE	165,505	0	0
635100-Data Center Cost	(55,000)	0	0
635120-Computer and Related Supplies	(5,462)	0	0
635200-Company Software and Subscription	225,967	0	0
640000-TRAVEL AND ENTERTAINMENT	242	0	0
641110-Airfare	0	0	0
641115-Lodging	0	0	0
641120-Travel Agency Fees	0	0	0
641125-Auto Mileage Reimbursement	0	0	0
641130-Auto rental and fuel	0	0	0
641135-Meals and Per Diem	0	0	0
641145-Meals and Entertainment	0	0	0
641155-Transportation	242	0	0
641160-Other Travel and Entertainment	0	0	0
650000-GENERAL AND ADMINISTRATIVE SERVICES	2,242,443	0	0
651000-OUTSIDE PROFESSIONAL SERVICES	1,680,234	0	0
651110-Accounting and audit fees	225,981	0	0
651120-Legal Fees	967,535	0	0
651130-Other professional fees	486,718	0	0
651140-BOD Expense	0	0	0
652000-RECRUITING EXPENSE	0	0	0
652110-Recruiting Agency fees	0	0	0
655000-DUES, INSURANCE, POSTAGE	555,515	0	0
655100-Corporate Insurance	547,070	0	0
655150-Bank Fee	7,244	0	0
655200-Dues and Subscriptions	0	0	0
655210-Postage and Shipping	700	0	0
655300-Penalties and Fines	501	0	0
659000-OTHER TAXES	6,695	0	0
659110-Licenses and permits	250	0	0
659115-State franchise tax	5,557	0	0
659120-Business tax	887	0	0
659125-Sales and use tax	0	0	0
660000-MARKETING AND CREATIVES	0	0	0
661120-Marketing Materials	0	0	0
665000-STAFF AUGMENTATION	50,420	0	0
665100-3RD PARTY LABOR	50,420	0	0
665110-Temp Labor (agency)	50,420	0	0
665120-1099 Worker	0	0	0
665130-Strategic Outsourcing	0	0	0
680000-DEPRECIATION AND AMORTIZATION	267,710	0	0
681000-DEPRECIATION	267,710	0	0
681110-Leasehold Improvements	189,720	0	0
681120-Furniture and Fixtures	28,900	0	0
681130-Computer Equipment	713	0	0
681150-Electronic Office Equipment	14,117	0	0
681170-Vehicle Equipment	5,894	0	0
681180-Depr Internally developed Software	28,366	0	0
682000-AMORTIZATION	0	0	0
682100-Intangible Amortization	0	0	0
700000-OTHER INCOME/(EXPENSE)	669	0	0

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Pro-Forma Income Statement for October 2022 - (Unaudited)	Reporting Period:	October 1- 31, 2022

USD Actual	Legacy EJY Subsidiary LLC (f/k/a Enjoy Technology LLC	Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.)	Legacy EJY, Inc. (f/k/a Enjoy Technology Operating Corp.)
711110-Foreign Currency Gain/Loss	766	0	0
711111-Other Income	0	0	0
711115-Interest Income	(97)	0	0
711170-Proceeds of Sale Gain	0	0	0
750000-INTEREST EXPENSE	87,026	0	0
751110-Interest Expense – Cash	87,026	0	0
G79999-TOTAL OPERATING EXPENSE	3,275,885	0	0

G29999-NET INCOME	(3,275,506)	0	0

Note: Income Statement above reflects pro-forma estimates (unaudited) for the month of October 2022..

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
All bank statements and bank reconciliations for the reporting period	Reporting Period:	October 1 - 31, 2022

The Debtors hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements, bank reconciliations and journal entries.

The Debtors’ standard practice is to ensure that bank reconciliations are completed before closing the books each reporting period. I attest that each of the Debtors’ bank accounts has been reconciled in accordance with their standard practices.

/s/ Todd A. Zoha	11/21/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

In re: Legacy EJY, Inc. (f/k/a Enjoy Technology, Inc.), et al.	Lead Case No:	22-10580
Description of the assets sold and the terms of the sale or transfer	Reporting Period:	October 1 - 31, 2022

On August 12, 2022, the Court entered the Order (I) Authorizing the Sale of Certain Assets of the Debtors to Asurion, LLC Free and Clear of All Liens, Claims, Interests and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith, and (III) Granting Related Relief [Docket No. 325] (the “Sale Order”), which approved the sale of substantially all of the Debtors’ assets to Asurion, LLC (“Asurion”) pursuant to an asset sale purchase agreement dated July 25, 2022 (as amended from time to time, the “APA”).

The sale transaction with Asurion closed on August 31, 2022 for a gross purchase price of $110.0 million, and contemporaneously therewith, the Debtors repaid the outstanding debtor-in-possession financing in full with the proceeds from the sale in accordance with the order approving debtor-in-possession financing [Docket No. 200] and the Sale Order. See Docket No. 401. In accordance with the terms of the APA, $23.8 million of customer holdback liabilities and $2.4 million of other APA-related disbursements were not released to the Debtors. The net cash receipts of $24.5 million from the sale transaction were deposited into the Debtors’ operating account ending in 1079.

All cash receipts and disbursements related to the sale are included in Part 1: Cash Receipts and Disbursements; Part 3: Assets Sold or Transferred; and the Statement of Cash Receipts and Disbursements included herein in the Debtors October 31, 2022 Monthly Operating Report.

/s/ Todd A. Zoha	11/21/2022
Signature of Authorized Individual	Date

Todd A. Zoha	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual